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                                                              Exhibit 99.1

April 8, 1997




Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have been principal accountants for Intercargo Corporation and, under the date of February 21, 1997, we reported on the consolidated financial statements of Intercargo Corporation and subsidiaries as of and for the years ended December 31, 1996 and 1995. On February 26, 1997, our appointment as principal accountants was terminated effective upon completion of our audit of Intercargo Corporation's consolidated financial statements as of and for the year ended December 31, 1996 and the issuance of our report thereon.

We have read Intercargo Corporation's statements included under Item 4 of its Form 8-K/A-2 dated April 8, 1997, and we agree with such statements, except that we are not in a position to agree or disagree with Intercargo Corporation's statements that the change was recommended by the Audit Committee and approved by the Board of Directors, the stated reason for the change, and that Ernst & Young LLP was not engaged regarding the application of accounting principles or the type of audit opinion that might be rendered or any other accounting, auditing, or financial reporting issues.

Very truly yours,



KPMG Peat Marwick LLP